UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

DA-LITE SCREEN COMPANY, INC.

(Exact name of registrant as specified in its charter)

Indiana	333-116673	35-1013951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 North Detroit Street, P.O. Box 137, Warsaw, IN	46581
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 267-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 24, 2006, Da-Lite Screen Company, Inc. (the “Company”) entered into a new two-year agreement for an unsecured revolving credit facility, with maximum possible borrowings equal to $10.0 million, with Lake City Bank (the “Bank”). The terms of the new two-year unsecured revolving credit facility are substantially similar to a pre-existing credit agreement with the Bank that allowed for maximum borrowings of $5.0 million and which was due to expire on May 1, 2006. Interest on any outstanding borrowings related to the new line of credit is calculated at the prime rate, which was 7.75% on the signing date of the agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The previous financing agreement with the Bank was replaced with the new unsecured revolving credit facility discussed above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Agreement with Lake City Bank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DA-LITE SCREEN COMPANY, INC.

By:	/s/ Jerry C. Young
Name:	Jerry C. Young
Title:	Vice President – Finance and Chief Financial Officer

Date: April 24, 2006

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